SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 22, 1999



                      FORTUNE NATURAL RESOURCES CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                  1-12334                95-4114732
  (State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)



         515 W. Greens Road, Suite 720, Houston, Texas        77067
         ---------------------------------------------      ---------
            (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

      Fortune's press release made March 22, 1999 announcing amendment to its 12% convertible subordinated notes due December 31, 2007 follows:

      Fortune Natural Resources Corporation (AMEX symbol: FPX) today announced that it received acceptances from 21 of its 26 holders of its 12% Convertible Subordinated Notes due December 31, 2007 to its proposal to set a fixed conversion price of the notes. The 21 noteholders represent $2,295,000 of the $3,225,000 principal amount of the notes outstanding. This proposal amends the original conversion provision, which provided for the conversion to be set at a value equal to 105% of the average daily closing price of the stock during the period from March 2 to April 30, to a new fixed conversion price of $0.75. Each holder who has accepted this proposal will also receive one warrant to purchase a share of Fortune common stock at $1.00 for each share into which the holder's note is convertible at the newly established conversion price.

      Tyrone J. Fairbanks, Fortune's president and chief executive officer, noted that the new conversion provision represents a compromise between the company and its noteholders which will work to the benefit of each. "We sought to strike a balance between the interests of our existing shareholders and our noteholders, while at the same time providing the investment community with a level of certainty as to the total number of shares available for potential conversion, in the event any were ever to be converted in the future at all. We believe we have accomplished that goal with this pre-emptive agreement."

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond Fortune's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's latest Report on Form 10-K, as well as other filings with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in meeting its expectations.

                                   **********

                                               COMPANY CONTACT:  Dean W. Drulias
                                                        Exec. VP/General Counsel
                                                                              or
                                                                Angela R. McLane
                                                      Asst. to the President/CEO
                                                                  (281) 872-1170

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               FORTUNE NATURAL RESOURCES  CORPORATION



                               By:  /s/ Dean W. Drulias
                                    --------------------------------------------
                                    Dean W. Drulias
                                    Executive Vice President and General Counsel



Date:  March 22, 1999